CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees
The Lou Holland Trust:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.







April 27, 2004

/s/KPMG LLP